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                                                                     Exhibit 5.1

ROBERT M. RHODES                                                  [ST. JOE LOGO]
Executive Vice President
and General Counsel

                                                  June __, 2002

Morgan Stanley & Co. Incorporated
Raymond James & Associates, Inc.
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036

               Re: The St. Joe Company

Ladies and Gentlemen:

     I am Executive Vice President and General Counsel of The St. Joe Company, a Florida corporation (the "Company"), and have acted as counsel for the Company in connection with the sale to you on the date hereof by the Alfred I. duPont Testamentary Trust (the "Selling Stockholder") of 7,000,000 shares (the "Shares") of common stock, no par value, of the Company (the "Common Stock") pursuant to a Registration Statement (File No. 333-89146) on Form S-1 under the Securities Act of 1933, as amended (the "Act"), filed with the Securities and Exchange Commission (the "Commission") including any information deemed to be included by Rule 430A under the Act, (the "Registration Statement"), a prospectus dated June ___, 2002, filed with the Commission pursuant to Rule 424(b) under the Act (the "Prospectus") and an underwriting agreement dated June ___, 2002 among you, the Selling Stockholder and the Company (the "Underwriting Agreement"). This opinion is being rendered to you pursuant to the Underwriting Agreement.

     As counsel, I have made such legal and factual examinations and inquiries as I have deemed necessary or appropriate for purposes of this opinion. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity to authentic original documents of all documents submitted to me as copies. As to certain facts material to the opinions, statements and assumptions expressed herein, I have, with your consent, relied upon oral or written statements and representations of other officers and representatives of the Company and others. In addition, I have obtained and relied upon such certificates and assurances from public officials as I have deemed necessary.









The St. Joe Company 1650 Prudential Drive, Suite 400 Jacksonville, Florida 32207
                         904.858.5272 904.858.5237 Fax

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     My opinion is limited to the laws of the State of Florida, and I express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state.

     Whenever a statement herein is qualified by "to the best of my knowledge" or a similar phrase, it is intended to indicate that I do not have current actual knowledge of the inaccuracy of such statement.

     Capitalized terms used herein without definition have the meanings ascribed to them in the Underwriting Agreement.

     Subject to the foregoing and the other matters set forth herein, it is my opinion that, as of the date hereof:

     1. The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Florida with the corporate power and authority to own its property and to conduct its business as described in the Prospectus and the Company is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

     2. Each Significant Subsidiary of the Company has been duly incorporated, and is an existing corporation in good standing under the laws of its jurisdiction of incorporation, with the corporate power and authority to own its property and to conduct its business as described in the Prospectus, and each Significant Subsidiary of the Company is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

     3. The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

     4. The outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid and non-assessable.

     5. All of the issued shares of capital stock of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.




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          6.   The statements in the Prospectus under the caption "Description of Capital Stock" and in the Registration Statement in Item 14, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present such legal matters, documents and proceedings and fairly summarize the matters referred to therein.

          7. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

          8. The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement do not result in a breach or violation of the laws of the State of Florida or the certificate of incorporation or by-laws of the Company or, to the best of my knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or, to the best of my knowledge, any judgment, order or decree of any governmental body, agency or court of the United States or the State of Florida having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency of the State of Florida is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the State of Florida in connection with the offer and sale of the Shares.

          9. After due inquiry, I do not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

          10. To the best of my knowledge, the Company and its subsidiaries: i) are in material compliance with any and all applicable Environmental Laws; ii) have received all material permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and
iii) are in material compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          11. Nothing has come to my attention which causes me to believe the Registration Statement or the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which I express no belief) do not comply as to form in all material respects with the requirements of the Securities Act of 1933 (the "Act"), and the applicable rules and regulations of the Commission thereunder.


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     In addition, I have participated in conferences with other officers and representatives of the Company, representatives of the Selling Stockholder, representatives of the independent public accountants for the Company, and your representatives, at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although I am not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except for those made under the captions "Description of Capital Stock" and "Item 14 -- Indemnification of Directors and Officers") and have not made any independent check or verification thereof, during the course of such participation, nothing has come to my attention that caused me to believe that the Registration Statement or the Prospectus included therein, at the time the Registration Statement became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, it being understood that I express no belief with respect to the financial statements, schedules and other financial or statistical data included in the Registration Statement or the Prospectus.

     I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the references to me under the heading "Legal Matters" in the Prospectus. In giving such consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Act.

     This opinion is rendered only to you and is solely for the benefit of the Underwriters in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, or corporation for any other purpose, without my prior written consent.

                                        Very truly yours,


                                        Robert M. Rhodes




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